Exhibit 10.1

Closing Agreement On Final Determination

Covering Specific Matters

Under section 7121 of the Internal Revenue Code, IMS Health Incorporated ; EIN: 06-1506026 of 1499 Post Road, Fairfield, CT 06824, on behalf of itself and as agent for its Subsidiaries, and the Commissioner of Internal Revenue make the following closing agreement:

This Closing Agreement contains the complete agreement of the parties.

A.            WHEREAS, for taxable years ending December 31, 1998, 1999, 2000, 2001, 2002, & 2003 IMS Health Incorporated, the entity referred to in the caption above (“Taxpayer”), was the common parent of an affiliated group of domestic corporations within the meaning of I.R.C. section 1504(a) that joined in the filing of consolidated federal income tax returns (“Consolidated Returns”),

B.            WHEREAS, Taxpayer leased certain intangible software and database assets from IMS Health Licensing Associates, L.L.C., f/k/a IMS Health Licensing Associates, L.P., f/k/a Cognizant Licensing Associates, L.P. (the “Partnership”),

C.            WHEREAS, Taxpayer deducted royalty payments to the Partnership on its U.S. Consolidated Form 1120 as follows:

Year	Amount
December 31, 1998	$38,640,000
December 31, 1999	$77,280,000
December 31, 2000	$90,804,000
December 31, 2001	$104,328,000
December 31, 2002	$104,328,000
December 31, 2003	$111,026,000

D.            WHEREAS, a dispute has arisen between the Taxpayer and the Commissioner of Internal Revenue regarding the allowable amounts of royalty expense in taxable years ending December 31, 1998 through December 31, 2003,

E.             WHEREAS, Taxpayer and the Commissioner of Internal Revenue desire to resolve this dispute with finality under the terms set forth in this agreement (the “Closing Agreement”) for the taxable years ending December 31, 1998 through December 31, 2003 and December 31, 2004 through December 31, 2013.

NOW IT IS HEREBY DETERMINED AND AGREED FOR FEDERAL INCOME TAX PURPOSES THAT:

1.               The amount of royalty expense allowable on the Taxpayer’s U.S. Consolidated Form 1120 for taxable years ending December 31, 1998 through December 31, 2003 is:

Year	Amount
December 31, 1998	$35,228,088
December 31, 1999	$70,456,176
December 31, 2000	$82,786,007
December 31, 2001	$95,115,838
December 31, 2002	$95,115,838
December 31, 2003	$101,222,404

2.               For each taxable year ending December 31, 2004 through December 31, 2013, the Taxpayer will be entitled to a deduction in an amount equal to the total amount of royalties paid to the Partnership in that taxable year, reduced by $10,395,029. Notwithstanding the preceding sentence, the Commissioner of Internal Revenue can audit the amount of royalties paid during such period solely under the last sentence of section 482 of the Internal Revenue Code and can make correlative adjustments.

3.               No ordinary or capital loss will be recognized by the Taxpayer on the sale, transfer, distribution, liquidation, or disposition of its interest, in whole or in part, in the Partnership.

4.               Taxpayer will not claim any net loss realized by the Partnership on the sale, transfer, distribution, liquidation, or disposition by the Partnership of assets contributed to it. Taxpayer will not redistribute its allocable share of royalty income outside the affiliated group.

5.               Taxpayer is not subject to any penalty, including penalties under section 6662 of the Internal Revenue Code, in connection with the matters covered by this Closing Agreement.

6.               The resolution of the Taxpayer’s participation in the Partnership for the taxable years ending December 31, 2004 through December 31, 2013, as reflected in this Closing Agreement, does not constitute an examination of the Taxpayer’s books and records for purposes of I.R.C. § 7605.

7.               This agreement is final and conclusive except:

(1)       the matter it relates to may be reopened in the event of fraud, malfeasance, or misrepresentation of material fact;

(2)       it is subject to the Internal Revenue Code sections that expressly provide that effect be given to their provisions (including any stated exception for Code section 7121) notwithstanding any other law or rule of law; and

(3)       if it relates to a tax period ending after the date of this agreement, it is subject to any law enacted after the agreement date that applies to that tax period.

By signing, the above parties certify that they have read and agreed to the terms of this document.

Taxpayer (other than individual)		IMS Health Incorporated

By	/s/ Robert H. Steinfeld	Date Signed	March 14, 2006
Robert H. Steinfeld

Title	Senior Vice President and General Counsel

Commissioner of Internal Revenue

By	/s/ Christine C. Haveles	Date Signed	March 15, 2006
Christine C. Haveles

Title	Appeals Team Case Leader